City of Buenos Aires, November 9, 2021

IRSA INVERSIONES Y REPRESENTACIONES S.A.

Carlos Della Paolera 261, 9th Floor
(C1001ADA) City of Buenos Aires

Argentina

Ladies and Gentlemen:

We have acted as Argentine legal advisers to IRSA Inversiones y Representaciones S.A. (the “Company”), a corporation organized and existing under the laws of the Argentine Republic (“Argentina”), in conection with the exchange of (a) outstanding IRSA CP Shares for newly-issued IRSA Shares and (b) outstanding IRSA CP ADSs for newly-issued IRSA GDSs, pursuant to the Company’s registration statement on Form F-4 (File No. 333-260383 ), filed with the SEC on October 20, 2021, (as amended, the “Registration Statement”), related to the merger by which IRSA CP intends to merge into the Company by way of absorption, with the Company being the surviving company.

Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

We have examined and/or relied upon such documents as we have considered necessary for the purpose of giving this opinion, including copies of the following documents:

(i)
a copy of the Registration Statement;

(i)
the Company´s by-laws, as amended;

(ii)
the resolutions of the Board of Directors of the Company dated as of September 30, 2021;

(iii)
the Preliminary Merger Agreement (Compromiso Previo de Fusión), dated September 30, 20121; and

(iv)
such other documents, corporate records and certificates of officers of the Company as we may have deemed necessary for the purpose of this opinion.

In giving this opinion we have made the following assumptions:

(i)
each of the Company and its subsidiaries have been duly incorporated and validly exist as a sociedad anónima under the laws of Argentina, and has all power and authority to conduct its respective businesses and to own or hold its respective properties as described in the Registration Statement.

(ii)
all of the issued shares of capital stock of the Company and its subsidiaries have been duly and validly authorized and are validly issued and outstanding, fully paid and nonassessable.

(iii)
all documents submitted to us as facsimile or copy or specimen documents conform to their originals;

(iv)
that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(v)
all documents submitted to us as originals are authentic;

(vi)
that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto;

(vii)
that all consents, licenses, approvals, authorizations, notices, waivers, filings and registrations that are necessary under any applicable law or regulation in order to permit the performance of the actions to be carried out pursuant to the Registration Statement have been or will be duly made or obtained and are, or will be, in full force and effect;

(viii)
the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

(ix)
that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us; and

(x)
that no petition has been presented to, or order made by, a court or other governmental authority for the winding-up, composition proceedings, liquidation, dissolution or bankruptcy of the Company or any of its subsidiaries.

The above opinions are subject to the following limitations, qualifications and exceptions:

(i)
nothing herein is to be taken as an indication that the remedy of an order for specific performance or the issue of an injunction would be available in a court in Argentina, in that such remedies are available only at the discretion of such courts;

(ii)
the ability of the Company to make payments in respect of the IRSA Securities in non-Argentine currency (and the ability of any person to remit out of Argentina the proceeds of any judgment award in non-Argentine currency issued by a court in Argentina) will be subject to any exchange control regulations which may be in effect at the time of payment (or such remittance). We hereby advise you that there are exchange control restrictions in place as of the date hereof (which are currently described in the Registration Statement) that limit or otherwise affect any such payments or remittance;

(iii)
there is doubt as to whether Argentine courts would enforce in all respects and in a timely manner against the Company, or any of its directors or officers, judgments obtained in the United States court predicated solely upon the civil liability provisions of the federal securities laws of the United States or enforce liabilities against the Company or such persons in original actions brought in Argentine courts predicated solely upon the federal securities laws of the United States;

(iv)
in order to make the Registration Statement admissible in evidence in the courts of Argentina, a legalized translation of such Agreements into Spanish must be filed with the Argentine courts;

(v)
the exercise and enforceability by the parties of their respective rights under the Registration Statement is subject to general principles of law. Such principles are of general application and in applying such principles a court among others things, might not allow a creditor to accelerate the maturity of a debt upon the occurrence of a default deemed immaterial or abusive. Such principles applied by a court might include a requirement that the creditor act reasonably and in good faith;

(vi)
under Argentine laws judges are free to consider evidence in accordance with their convictions (Article 386 of the National Code of Civil and Commercial Procedure of Argentina); therefore, any provision to the effect that any instrument or document, shall be conclusive or prima facie evidence of the contents of such instrument or document may not be taken as conclusive prima facie evidence thereof; and

(vii)
the opinions above are subject to the effects of bankruptcy, insolvency, liquidation, reorganization and other similar laws relating to or affecting the rights of creditors generally, by general equitable principles and an implied covenant of good faith and fair dealing.

We have not conducted any investigation of the laws of any jurisdiction other than Argentina. This opinion is given solely in respect of the laws of Argentina as of the date hereof, and not in respect of any other jurisdiction’s law. We have assumed that there is nothing in any other jurisdiction’s law that affects our opinion. In particular, we did not make independent investigations of the Federal Income Tax Law of the United States. In relation to any matters in connection with the Federal Income Tax Law of the United States, we understand that you rely on the opinion issued by Simpson Thacher & Bartlett LLP, acting as United States counsel for the Company, dated as of the date hereof and delivered pursuant to the Registration Statement.

As to factual matters, we have relied upon certificates, documents and oral or written information of the Company provided to us by officers of the Company on behalf of the Company.

Based on the above assumptions, we are of the opinion that the IRSA Securities to be issued by the Company pursuant to the Merger, are duly and validly authorized and will be, when issued as described in the Registration Statement, legally issued, fully paid for and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Enforceability of Civil Liabilities against Non-U.S. persons” in the prospectus constituting a part of the Registration Statement.

Very truly yours,

/s/ Carolina Zang
Estudio Zang, Bergel & Viñes